Exhibit 10.1

AMENDMENT NO. 2
TO
EXECUTIVE STOCKHOLDERS AGREEMENT

January 26, 2007

WHEREAS, Samsonite Corporation (the “Company”) has previously entered into the Executive Stockholders Agreement (as amended, the “Agreement”), dated as of September 25, 2003, and amended as of March 17, 2005, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board and each of the persons listed on Schedule I to this Amendment No. 2 (the “Executives”);

WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement as further set forth herein;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                       Section 5(a) of the Agreement is amended in its entirety to read as follows:

5.                                       Put Option.

(a)                                  Election.  In the event that an Executive is no longer employed by the Company or any of its Subsidiaries and such Executive was a Good Leaver, such Executive and/or his Permitted Transferees may elect during the period beginning on the third anniversary of his Termination Date and ending 30 days later to give notice to the Company (a “Put Notice”), subject to the Limitations, of his election to sell to the Company (and, subject to the Limitations, the Company shall be required to purchase) all of such Executive’s and his Permitted Transferee’s (i) New Preferred Shares held as of the date of the Put Notice that Executive originally acquired from Canadian Imperial Holdings, Inc. and (ii) shares of Common Stock issued upon conversion of New Preferred Shares originally acquired by such Executive from Canadian Imperial Holdings, Inc. (such shares, collectively, the “Put Shares”) pursuant to the terms and conditions set forth in this Section 5 (the “Put Option”).  Upon receipt of a Put Notice, unless the Limitations shall apply, the Company shall within 120 days purchase the Put Shares directly, or designate one or more third parties as its permitted assignee to purchase such Put Shares, from the Executive and his Permitted Transferees.  The purchase price for such Put Shares shall be the Fair Market Value of such Put Shares at the date of delivery of the Put Notice to the Company.

2.                                       The definition of “Approved IPO” is amended in its entirety to read as follows:

“Approved IPO” means the first firm commitment underwritten public offering pursuant to a Registration Statement that became effective after the date hereof covering a U.S. or non-U.S. offer and sale of Common Stock for the account of the Company to the public, (A) the public offering price of which is not less than

(i) 225% of the then-applicable Conversion Price (as such term is defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the New Preferred Shares) of the New Preferred Shares~~,~~ or (ii) in the case that no New Preferred Shares are issued and outstanding at the time of the Approved IPO, $0.945, (B) will result in net proceeds to the Company and/or its stockholders of not less than $100 million and (C) would result in (1) a sale of not less than 17.5% of the shares of Common Stock (determined on an as-converted basis) then outstanding or (2) an issuance of newly issued shares of Common Stock that, together with the sales of Common Stock by the New Investors in such public offering, would result in the New Investors’ aggregate beneficial ownership, as a group, of the total issued and outstanding shares of Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

Except as modified herein, the Agreement shall remain in full force and effect.  This Amendment No. 2 to the Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the authorized representatives of the undersigned entities set forth below, and the individuals set forth on Schedule I hereto, have set their respective hands as of the date first set forth hereinabove.

SAMSONITE CORPORATION		ACOF MANAGEMENT L.P.

/s/ John B. Livingston		/s/ Antony P. Ressler
Name:	John B. Livingston	Name: Antony P. Ressler
Title:	Assistant Secretary	Title:

BAIN CAPITAL (EUROPE) LLC		ONTARIO TEACHERS’ PENSION PLAN BOARD

/s/ Ferdinando Grimaldi		/s/ Lee Sienna
Name:	Ferdinando Grimaldi	Name: Lee Sienna
Title:		Title: VP

SCHEDULE I
TO
AMENDMENT NO. 2
TO
EXECUTIVE STOCKHOLDERS AGREEMENT

/s/ Richard H. Wiley	/s/ Shashi Dash
Richard H. Wiley	Shashi Dash

/s/ Tom Korbas	/s/ Lynne Berard
Tom Korbas	Lynne Berard

/s/ Robert Farone	/s/ Beppi Fremder
Robert Farone	Beppi Fremder

/s/ Marc Matton	/s/ Ramesh Tainwala
Marc Matton	Ramesh Tainwala

/s/ Arne Borrey
Arne Borrey